Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Principal $2,250,000.00	Loan Date 04-25-2012	Maturity 04-25-2013	Loan No 67777	Call /Coll	Account	Officer JMW	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing ***** has been omitted due to text length limitations.

Borrower: American Power Group, Inc.                 Lender:        Iowa State Bank
2503 East Poplar                            Main Office
Algona, IA 50511                            5 E. Call Street
Algona, IA 50511
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Principal Amount: $2,250,000.00     Date of Agreement: December 12, 2012
DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note dated April 25, 2012, in the original loan amount of $2,250,00.00.
DESCRIPTION OF COLLATERAL. SECURITY AGREEMENT(S) DATED
02-25-2011, 03-04-2010, 1-4-2010, 1-4-2010, 10-21-2009, 9-21-2009, 9-9-2009, 11-9-2010
Secured Guaranty from GreenMan Technologies, Inc. dated 11-9-2010
Assignment of Deposit dated 11-9-2010 ($300,000.00 C.D.)
Security Agreements(s) dated 7-27-2009, 7-24-2009
Stock Transfer Agreement dated 3-4-2011 from Lew F. Boyd, Maurice E. Needham, Lyle Jensen and Charles E. Coppa (Officers and Directors, 250,000 shares of GMTI).
Stock Transfer Agreement dated 6-14-2011 from Lew F. Boyd, Maurice E. Needham, Lyle Jensen and Charles E. Coppa (Officers and Directors, 250,000 shares of GMTI).
Stock Transfer Agreement dated 12-19-2011 from GreenMan Technologies, Inc. Officers and Directors (2,000,000 shares of GMTI).
Business Loan Agreement dated April 25, 2012
Commitment letter dated March 21, 2012.

This note is considered cross-collateralized/cross-defaulted with all existing and future collateral/notes of American Power Group, Inc. and GreenMan Technologies, Inc.

DESCRIPTION OF CHANGE IN TERMS. Lender hereby extends maturity date from April 26, 2013 to December 31, 2013.
All other terms to remain the same.

CONTINUING VALIDITY. Except as expressly charged by this Agreement, the terms of the original obligation or obligations, Including all agreements evidenced or securing the obligation(s), remain unchanged and In full force end effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It Is the Intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender In writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions at this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

AMERICAN POWER GROUP, INC.

By: /s/ Charles E. Coppa
Charles E. Coppa, Chief Financial Officer of
American Power Group, Inc.

LENDER:

IOWA STATE BANK

By: /s/ Jason Wartick
Jason Wartick, Vice President